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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Odetics, Inc. for the registration of 213,316 shares of its Class A common stock and to the incorporation by reference therein of our report dated May 22, 2002, except for Note 1, as to which the date is May 29, 2002, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Irvine, California
October 30, 2002

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  Exhibit 23.1
Consent of Independent Auditors